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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the following registration statements of our reports dated February 23, 2001, appearing in or incorporated by reference in this Annual Report on Form 10-K of The Allstate Corporation for the year ended December 31, 2000.

Registration Statements

Forms S-3 Registration Nos.	Forms S-8 Registration Nos.
333-34583	33-77928
333-61817	33-93758
333-95821	33-93760
333-39640	33-93762
33-99132
33-99136
33-99138
333-04919
333-16129
333-23309
333-40283
333-40285
333-40289
333-30776
333-49022

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Chicago, Illinois
February 23, 2001

E-36

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INDEPENDENT AUDITORS' CONSENT